EXHIBIT 10.3

Non-Competition and Non-Solicitation Agreement

This Non-Competition and Non-Solicitation Agreement (the “Agreement”), dated as of _______________, 2006 is entered into by and between Hasbro, Inc., a Rhode Island corporation with a principal place of business at 1027 Newport Avenue, Pawtucket, RI  02862 (the “Company”) and <<Name>> an individual with a residence at <<Address>> (the “Employee”).

WHEREAS, the Employee is a valued employee of the Company;

WHEREAS, the Employee has been offered a Contingent Stock Performance Award and a Non-Qualified Stock Option Grant, (collectively, the “Award”) pursuant to the Company’s 2003 Stock Incentive Performance Plan, as amended (the “Plan”) on or about July 27, 2006 and as further described in that certain Contingent Stock Performance Award Agreement and Stock Option Agreement by and between Employee and the Company.

WHEREAS, the Company desires to secure from the Employee certain non-competition and non-solicitation covenants in exchange for the granting of the Award.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Employee and Company agree as follows:

WITNESSETH

1.  Non-Competition/Non-Solicitation.

(a)

In consideration of the Award, the Employee agrees that while employed by the Company and for a period of one (1) year after Employee’s Date of Termination (as defined below), the Employee will not directly or indirectly engage in any business or enterprise (whether as an owner, partner, officer, employee, director, investor, lender, consultant, independent contractor or otherwise, except as the holder of not more than one percent (1%) of the combined voting power of the outstanding stock of a publicly held company) that directly or indirectly develops, designs, manufactures, markets or sells toys or games of any kind or nature.

(b)

The geographic scope of this Section 1 shall extend to anywhere the Company or any of its subsidiaries or affiliates is doing business at the time of the Employee’s termination or cessation of employment with the Company.

(c)

Either alone or in association with others, the Employee agrees that while employed by the Company and for a period of one (1) year after Employee’s Date of Termination (as defined below), the Employee shall not solicit or permit any person or organization directly or indirectly to solicit, any individual who at the time of the solicitation is, or who within the six (6) month period prior to such solicitation was, an employee of the Company to leave the employ of the Company or terminate his/her relationship with the Company.

(d)

The Employee acknowledges that the restrictions set forth in this Section 1 are necessary for the protection of the business and goodwill of the Company and considers the restrictions to be reasonable for such purpose.  The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and that any breach of this Section 1 would entail the inevitable use and or disclosure of proprietary information and, therefore, in the event of any breach of this Section 1 the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief without posting a bond or other security.

(e)

If Employee violates the provisions of this Section 1, Employee shall continue to be bound by the restrictions set forth herein until a period of one (1) year has expired without any violation of this Section 1.  Employee further agrees that in the event Employee violates the provisions of this Section 1, and the Employee is receiving any severance pay or benefits from the Company, the Company shall have no obligation to pay or provide any such benefits to the Employee.

(f)

If any restriction set forth in this Section 1 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

2.  Date of Termination.

The Employee’s “Date of Termination” shall be the first day after the Employee is not employed by the Company or any entity directly or indirectly controlled by the Company (a “Subsidiary”), regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Employee between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Employee’s employment shall not be considered terminated while the Employee is on an approved leave of absence from the Company or a Subsidiary.

3.  Entire Agreement.

This Agreement contains the entire Agreement and understanding of the parties hereto with respect of the subject matter contained herein and supersedes all prior agreements, communications, representations and negotiations in respect thereof, including any prior covenants not to compete between the Company and the Employee.

4.  Amendment.

This Agreement may be amended only by written Agreement of the Employee and the Company.

5.  Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law and any court determining the unenforceability of any provisions shall have the power to reduce the scope or duration of such provision to render such provision enforceable.

6.

Choice of Law and Jurisdiction.

This agreement shall be construed in accordance with the laws of the State of Rhode Island, USA.  The parties consent to the exclusive jurisdiction of the United States District Court for the District of Rhode Island for any dispute arising hereunder.

7.

Notices.

All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the Company at 1011 Newport Avenue, Pawtucket, RI  02862 Attention:  General Counsel, and to Employee at the address set forth above, or at an address otherwise designated by Employee.

IN WITNESS WHEREOF, the Employee has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf of the date hereof.

Employee

__________________________

Signature

__________________________

Print Name

HASBRO, INC.

By:  ____________________________

Name:

Title:

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